EXHIBIT 99.1
Cannae Reports Second Quarter 2020 Results
Las Vegas, NV -- (August 7, 2020) -- Cannae Holdings, Inc. (NYSE: CNNE) ("Cannae" or the "Company") today reported operating results for the three and six-month periods ended June 30, 2020.

Cannae successfully identified and completed new investments during the second quarter of 2020 while monetizing legacy investments, nurturing its core portfolio companies and adding to the Company’s liquidity for future opportunistic investments.
Highlights
•During the second quarter Cannae sold a total of 3.7 million common shares of Ceridian HCM Holdings Inc. (“Ceridian”) and received gross proceeds of $238.3 million
•On May 8, 2020, Cannae entered into a forward purchase agreement with Foley Trasimene Acquisition Corp. (“FTAC”), as an anchor investor and a founding member of the Sponsor Group. Cannae is committed to invest $150.0 million, contingent upon the closing of an initial business combination by FTAC, and has a 20% economic interest in the founding investor consortium led by Bill Foley
•In June 2020, Cannae completed a public offering of 12,650,000 shares of its common stock and received net proceeds of $455.0 million
•On June 5, 2020, Cannae entered into a forward purchase agreement with Trebia Acquisition Corp. (“Trebia”), as an anchor investor and a founding member of the Sponsor Group. Cannae is committed to invest $75.0 million, contingent upon the closing of an initial business combination by Trebia, and has a 15% economic interest in the founding Sponsor Group led by Bill Foley and Frank Martire
•On June 26, 2020, Cannae and Senator Investment Group, LP announced a joint economic interest equivalent to approximately 15% of the outstanding shares of CoreLogic, Inc. (“CoreLogic”) and sent a letter to the Company’s Board of Directors outlining a proposal to acquire CoreLogic for $65.00 per share in cash
•On July 6, 2020, Dun & Bradstreet Holdings, Inc. (“D&B”), closed its initial public offering of 90,047,612 shares of common stock, which includes the full exercise of the overallotment option. D&B’s shares of common stock began trading on the New York Stock Exchange under the ticker symbol “DNB” on July 1, 2020
•Cannae participated in a $400.0 million private placement investment in D&B at the time of the IPO with Black Knight, Inc. ("Black Knight") and CC Capital Partners, LLC. Cannae’s investment was $200 million and the Company now owns 76.6 million common D&B shares valued at $1.95 billion based on D&B’s closing price of $25.50 on July 31, 2020
•In July 2020, Cannae announced a $290.0 million forward purchase agreement investment partnering with Black Knight and Thomas H. Lee Partners, L.P. to acquire Optimal Blue. Cannae expects to own approximately 20% of the new entity
•On August 3, 2020, Cannae entered into a forward purchase agreement with Foley Trasimene Acquisition Corp. II (“FTAC 2”), as an anchor investor and a founding member of the Sponsor Group. Cannae is committed to invest $150.0 million, contingent upon the closing of an initial business combination by FTAC 2, and has a 15% economic interest in the FTAC 2 founder shares prior to the initial public offering of FTAC 2. FTAC 2 has applied to list its units on the New York Stock Exchange under the symbol “BFT.U”
•As of June 30, 2020, holding company cash and short term investments totaled $963.2 million, providing ample capacity for future transactions
•Total book value of portfolio company investments was $3.1 billion, or $34.00 per share, as of June 30, 2020 compared to total book value of $1.5 billion, or $18.72 per share, at December 31, 2019
Ceridian
•Customers live on the Dayforce platform increased 15% over the prior June mark, from 4,006 to 4,603
•Cannae owns 16.1 million shares of Ceridian that are worth $1.3 billion as of July 31, 2020
Dun and Bradstreet
•For the quarter ended June 30, 2020, D&B had revenue of $420.6 million compared to revenue of $398.9 million in the second quarter of 2019
•For the quarter ended June 30, 2020, D&B had net loss of $207.1 million compared to net loss of $94.0 million in the 2019 second quarter

•D&B's second quarter 2020 Adjusted EBITDA, a non-GAAP measure, was $176.1 million compared to Adjusted EBITDA of $148.5 million for the second quarter of 2019
•Adjusted EBITDA margin in the second quarter was 41.9% compared to 37.2% in the prior year second quarter

“The second quarter concluded with the launch of D&B’s initial public offering, which closed subsequent to quarter end. The D&B team continues to execute on its strategic initiatives in spite of a challenging macro-economic environment. Despite prior known headwinds in the quarter, along with the broader impact from COVID-19, we are pleased with the solid performance. As part of the continued transformation, the team executed an additional $14 million in cost savings making significant progress against the increased $250 million target expected to be achieved throughout the remainder of 2020,” commented Chairman William P. Foley, II.

Restaurant Group
•$99.4 million in total revenue and a pretax loss of $24.0 million for the second quarter, versus $266.5 million in total revenue and a pretax loss of $11.6 million in the second quarter of 2019
•EBITDA of $(16.3) million for the second quarter, versus EBITDA of $(0.7) million in the second quarter of 2019
◦Adjusted EBITDA of $(15.7) million for the second quarter, versus Adjusted EBITDA of $6.5 million in the second quarter of 2019
•Cannae's consolidated results of operations exclude the gross results of operations of American Blue Ribbon Holdings, LLC during its restructuring that was previously announced in January 2020

Liquidity
“The Cannae team remained active during the second quarter focusing on further opportunities to enhance the Company’s growth profile while in active pursuit of attractive investments,” Mr. Foley concluded. “Our balance sheet remains exceptionally well capitalized to support future Company growth with approximately $1.0 billion in cash and no holding company debt. Opportunities for capital deployment continue to present themselves and we look forward to maximizing value for our shareholders.”

Conference Call
As previously announced, Cannae will host a conference call August 7, 2020, to discuss its second quarter 2020 results at 11:00 am (Eastern Time). The conference call can be accessed by dialing 1-877-300-8521 (domestic) or 1-412-317-6026 (international) and asking for the Cannae Holdings second Quarter 2020 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and providing the access code 10145744. The telephonic replay will be available until 11:59 pm (Eastern Time) on August 14, 2020.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae Holdings, Inc. (NYSE: CNNE) is a holding company engaged in actively managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses, in order to achieve superior financial performance and maximize the value of these assets. Cannae was founded and is led by investor William P. Foley, II. Foley is responsible for the creation and growth of over $100 Billion in publicly traded companies including Fidelity National Information Services (“FIS”), Fidelity National Financial (“FNF”) and Black Knight, Inc. (“BKI”). Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (“DNB”), which recently completed a successful business transformation and IPO. Cannae holds an approximately 18% interest in Dun & Bradstreet or ~76 million shares. Cannae’s second principal holding is Ceridian (“CDAY”), which Foley transformed from a legacy payroll bureau into a leading cloud based provider of human capital management software. Cannae owns 11% of Ceridian representing approximately 16.1 million shares. Cannae’s third largest holding is approximately 6 million shares and equivalents in CoreLogic (“CLGX”).

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures for D&B and Restaurant Group which we believe provides useful information to investors and ratings agencies regarding our affiliates’ results, operating trends and performance between periods.

D&B’s non-GAAP measures include adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA), and adjusted EBITDA as a percent of revenue (adjusted EBITDA margin). Adjusted results are non-GAAP measures that eliminate the impact due to purchase accounting application and divestitures, restructuring charges, equity based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of D&B’s business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws and material tax and legal settlements).

We present D&B’s adjusted EBITDA and adjusted EBITDA margin because D&B believes that these supplemental non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing D&B’s ongoing performance. D&B’s management regularly uses its supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods.

D&B's adjusted EBITDA is defined as net income or loss excluding the following items: (i) dividends allocated to preferred stockholders; (ii) interest expense and income; (iii) other expenses or income; (iv) income tax benefit or provision; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) depreciation and amortization; (viii) revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the purchase accounting lag adjustment; (ix) deferred revenue purchase accounting adjustment; (x) revenue related to the divested and shut-down businesses (if any); (xi) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (xii) equity-based compensation; (xiii) restructuring charges; (xiv) merger and acquisition related operating costs; (xv) operating costs related to the divested and shut-down businesses (if any); (xvi) transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program; (xvii) legal reserve and costs associated with significant legal and regulatory matters; and (xviii) asset impairment.

D&B's adjusted EBITDA margin is defined as its Adjusted EBITDA as a percentage of revenue.

We define our Restaurant Group and Corporate and Other’s Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude non-cash gains and impairment charges.

Any non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation and should be viewed in addition to and not be considered in isolation or as a substitute for analysis of results reported in accordance with GAAP. Further, our non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; risks and uncertainties related to the success of our externalization; the ultimate outcome of any possible transaction between us and CoreLogic; uncertainties as to whether CoreLogic will cooperate with us regarding a proposed acquisition; the ultimate result should we determine to commence a proxy contest for election of directors to CoreLogic’s board of directors; and our ability to consummate a proposed acquisition of CoreLogic.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

 CANNAE HOLDINGS, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Three Months Ended
June 30, 2020
Restaurant revenue	$99.4	$99.4	$—
Other operating revenue	3.2	—	3.2
Total operating revenue	102.6	99.4	3.2
Cost of restaurant revenue	100.8	100.8	—
Personnel costs	23.3	7.2	16.1
Depreciation and amortization	7.3	6.6	0.7
Other operating expenses	16.9	7.6	9.3
Total operating expenses	148.3	122.2	26.1
Operating loss	$(45.7)	$(22.8)	$(22.9)
Interest, investment and other income	8.3	—	8.3
Interest expense	(1.0)	(1.1)	0.1
Realized gains and losses, net	578.1	(0.1)	578.2
Total other income (expense)	585.4	(1.2)	586.6
Earnings (loss) before tax	$539.7	$(24.0)	$563.7
Income tax expense	131.1	—	131.1
Earnings (losses) from equity investees	57.5	(9.7)	67.2
Non-controlling interests	(9.2)	(9.0)	(0.2)
Net earnings (loss) attributable to Cannae common shareholders	$475.3	$(24.7)	$500.0

Per share amounts:
EPS attributable to Cannae common shareholders - basic	$5.88

EPS attributable to Cannae common shareholders - diluted	$5.87
Cannae weighted average shares - basic	80.8
Cannae weighted average shares - diluted	81.0

EBITDA reconciliation:
Earnings (loss) before tax	$539.7	$(24.0)	$563.7
Interest expense	$(1.0)	$(1.1)	$0.1
Depreciation and amortization	7.3	6.6	0.7
EBITDA	$548.0	$(16.3)	$564.3
Adjusted EBITDA reconciliation:
EBITDA	$548.0	$(16.3)	$564.3
Non-cash (gains) and asset impairment charges, net	(525.3)	0.6	(525.9)
Adjusted EBITDA	$22.7	$(15.7)	$38.4

CANNAE HOLDINGS, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Three Months Ended
June 30, 2019
Restaurant revenue	$266.5	$266.5	$—
Other operating revenue	5.7	—	5.7
Total operating revenue	272.2	266.5	5.7
Cost of restaurant revenue	231.6	231.6	—
Personnel costs	23.1	14.5	8.6
Depreciation and amortization	9.9	9.4	0.5
Other operating expenses	29.0	23.9	5.1
Total operating expenses	293.6	279.4	14.2
Operating loss	$(21.4)	$(12.9)	$(8.5)
Interest, investment and other income	1.4	—	1.4
Interest expense	(5.5)	(1.5)	(4.0)
Realized gains and losses	75.1	2.8	72.3
Total other income (expense)	71.0	1.3	69.7
Earnings (loss) before tax	$49.6	$(11.6)	$61.2
Income tax expense	7.1	—	7.1
Losses from equity investees	(21.1)	—	(21.1)
Losses from discontinued operations, net of tax	(2.5)	—	(2.5)
Non-controlling interests	(4.5)	(4.4)	(0.1)
Net earnings (loss) attributable to Cannae common shareholders	$23.4	$(7.2)	$30.6

Per share amounts:
EPS from continuing operations - basic	$0.36
EPS from discontinued operations - basic	$(0.03)
EPS attributable to Cannae common shareholders - basic	$0.33
EPS from continuing operations - diluted	$0.36
EPS from discontinued operations - diluted	$(0.03)
EPS attributable to Cannae common shareholders - diluted	$0.33
Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.9

EBITDA reconciliation:
Earnings (loss) before tax	$49.6	$(11.6)	$61.2
Interest expense	(5.5)	(1.5)	(4.0)
Depreciation and amortization	9.9	9.4	0.5
EBITDA	$65.0	$(0.7)	$65.7
Adjusted EBITDA reconciliation:
EBITDA	$65.0	$(0.7)	$65.7
Non-cash asset impairment charges	7.2	7.2	—
Adjusted EBITDA	$72.2	$6.5	$65.7

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Six Months Ended
June 30, 2020
Restaurant revenue	$269.3	$269.3	$—
Other operating revenue	6.3	—	6.3
Total operating revenue	275.6	269.3	6.3
Cost of restaurant revenue	253.9	253.9	—
Personnel costs	52.5	15.7	36.8
Depreciation and amortization	15.7	14.3	1.4
Other operating expenses	44.8	26.1	18.7
Goodwill impairment	7.7	7.7	—
Total operating expenses	374.6	317.7	56.9
Operating loss	$(99.0)	$(48.4)	$(50.6)
Interest, investment and other income	10.5	—	10.5
Interest expense	(4.8)	(4.2)	(0.6)
Realized gains and losses	1,493.2	7.7	1,485.5
Total other income	1,498.9	3.5	1,495.4
Earnings (loss) before tax	$1,399.9	$(44.9)	$1,444.8
Income tax expense	300.5	—	300.5
Earnings (loss) from equity investees	4.8	(14.9)	19.7
Non-controlling interests	(18.8)	(18.4)	(0.4)
Net earnings (loss) attributable to Cannae common shareholders	$1,123.0	$(41.4)	$1,164.4

Per share amounts:
EPS attributable to Cannae common shareholders - basic	$14.06

EPS attributable to Cannae common shareholders - diluted	$14.00
Cannae weighted average shares - basic	79.9
Cannae weighted average shares - diluted	80.2

EBITDA reconciliation:
Earnings (loss) before tax	$1,399.9	$(44.9)	$1,444.8
Interest expense	(4.8)	(4.2)	(0.6)
Depreciation and amortization	15.7	14.3	1.4
EBITDA	$1,420.4	$(26.4)	$1,446.8
Adjusted EBITDA reconciliation:
EBITDA	$1,420.4	$(26.4)	$1,446.8
Non-cash (gains) and asset impairment charges	(1,075.8)	7.2	(1,083.0)
Adjusted EBITDA	$344.6	$(19.2)	$363.8

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Six Months Ended
June 30, 2019
Restaurant revenue	$524.3	$524.3	$—
Other operating revenue	10.2	—	10.2
Total operating revenue	534.5	524.3	10.2
Cost of restaurant revenue	458.6	458.6	—
Personnel costs	39.2	27.3	11.9
Depreciation and amortization	20.3	19.1	1.2
Other operating expenses	48.9	40.0	8.9
Goodwill impairment	—	—	—
Total operating expenses	567.0	545.0	22.0
Operating loss	$(32.5)	$(20.7)	$(11.8)
Interest, investment and other income	12.4	—	12.4
Interest expense	(9.2)	(2.5)	(6.7)
Realized gains and losses	76.7	3.5	73.2
Total other income (expense)	79.9	1.0	78.9
Earnings (loss) before tax	$47.4	$(19.7)	$67.1
Income tax (benefit) expense	1.1	(0.1)	1.2
(Loss) earnings from equity investees	(42.5)	—	(42.5)
Loss from discontinued operations, net of tax	(4.8)	—	(4.8)
Non-controlling interests	(7.6)	(7.3)	(0.3)
Net earnings (loss) attributable to Cannae common shareholders	$6.6	$(12.3)	$18.9

Per share amounts:
EPS from continuing operations - basic	$0.15
EPS from discontinued operations - basic	$(0.06)
EPS attributable to Cannae common shareholders - basic	$0.09
EPS from continuing operations - diluted	$0.15
EPS from discontinued operations - diluted	$(0.06)
EPS attributable to Cannae common shareholders - diluted	$0.09
Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.8

EBITDA reconciliation:
Earnings (loss) before tax	$47.4	$(19.7)	$67.1
Interest expense	(9.2)	(2.5)	(6.7)
Depreciation and amortization	20.3	19.1	1.2
EBITDA	$76.9	$1.9	$75.0
Adjusted EBITDA reconciliation:
EBITDA	$76.9	$1.9	$75.0
Non-cash asset impairment charges	7.2	7.2	—
Adjusted EBITDA	$84.1	$9.1	$75.0

CANNAE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY
(In millions)

	June 30, 2020	December 31, 2019
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$922.7	$533.7
Other current assets	160.7	97.2
Total current assets	$1,083.4	$630.9
Equity securities, at fair value	1,446.5	—
Ceridian equity investment, at book value	—	309.5
D&B equity method investment	344.0	385.9
Other equity method investments	455.7	141.1
Lease assets	139.4	192.9
Property and equipment, net	132.5	162.6
Software & intangible assets	37.9	63.1
Goodwill	53.5	66.1
Other non-current assets	95.7	140.1
Total assets	$3,788.6	$2,092.2
Current liabilities:
A/P & other current liabilities	$182.8	$191.7
Notes payable, current	6.0	7.0
Total current liabilities	$188.8	$198.7
Notes payable, non-current	64.4	120.1
Other non-current liabilities	401.6	243.6
Total liabilities	$654.8	$562.4
Additional paid in capital	1,868.4	1,396.7
Retained earnings	1,266.6	143.6
Treasury stock	(20.3)	(5.9)
Accumulated other comprehensive loss	3.2	(45.9)
Non-controlling interests	15.9	41.3
Cannae shareholder's equity	$3,133.8	$1,529.8
Total liabilities and equity	$3,788.6	$2,092.2

Book Value Summary	June 30, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
Ceridian	$1,053.2	$306.1
Dun & Bradstreet	382.2	415.3
Equity Fund	242.4	91.7
CoreLogic	154.6	—
AmeriLife	117.9	—
99 Restaurants	68.4	65.3
Coding Solutions	65.8	66.7
Holding company cash and short-term investments	963.2	465.2
Other investments and holding company liabilities, net	70.2	153.2
Holding company debt	—	(75.0)
Cannae Book Value	$3,117.9	$1,488.5
Outstanding Cannae shares	91.7	79.5
Cannae Book Value per Share	$34.00	$18.72

The following is the cost of invested capital for the Company's current portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC (in millions).

June 30, 2020
(Unaudited)
The Dun & Bradstreet Corporation	$526.1
Equity Fund	179.5
CoreLogic	112.5
AmeriLife Group, LLC	121.3
99 Restaurants Holdings, LLC	100.0
Coding Solutions Topco, Inc.	60.2
Other	126.4
Total cost of invested capital	1,226.0

Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B's net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations.

See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in D&B.

Our results for the six months ended June 30, 2019 include our ratable share of the results of Dun & Bradstreet's ultimate parent, Star Parent, L.P. ("Star"), for the period from February 8, 2019, the date we acquired our interest in Star, through June 30, 2019. D&B's results for the six months ended June 30, 2019 below represent those of Star and D&B's predecessor combined for the full quarter and are presented below for comparative purposes.

D&B Adjusted EBITDA Reconciliation - (Unaudited)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019

	(Dollars in millions)
Net loss attributable to D&B	$(207.1)	$(94.0)
Interest expense, net	77.8	85.4
Income tax benefit	(27.5)	(23.1)
Depreciation and amortization	132.6	136.8
EBITDA	(24.2)	105.1
Dividends allocated to preferred stockholders	32.1	32.0
Other (income) expense, net	122.7	(8.1)
Equity in net income of affiliates	(0.6)	(2.8)
Net income attributable to non-controlling interest	1.2	1.5
Equity-based compensation	25.1	3.7
Merger and acquisition costs	2.0	1.2
Restructuring and transition costs	22.5	19.9
Nonrecurring charges including asset impairments and legal contingencies	0.2	2.4
Other reduced expenses due to purchase accounting	(4.9)	(6.4)
Adjusted EBITDA	$176.1	$148.5
Revenue	$420.6	$398.9
Adjusted EBITDA margin	41.9%	37.2%

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019	Period from February 8, 2019 to June 30, 2019

	(Dollars in millions)
Net loss attributable to D&B	$(165.6)	$(269.3)	$(193.7)
Interest expense, net	160.5	138.6	133.4
Income tax benefit	(101.8)	(81.0)	(53.5)
Depreciation and amortization	266.9	228.4	217.3
EBITDA	160.0	16.7	103.5
Dividends allocated to preferred stockholders	64.1	49.9	49.9
Other (income) expense, net	32.7	73.7	(12.3)
Equity in net income of affiliates	(1.2)	(3.4)	(2.9)
Net income attributable to non-controlling interest	1.6	2.7	1.9
International operations lag adjustment	—	2.7	—
Equity-based compensation	28.9	15.9	4.2
Merger and acquisition costs	4.4	65.8	13.8
Restructuring and transition costs	28.6	39.8	39.4
Nonrecurring charges including asset impairments and legal contingencies	0.3	2.1	2.1
Other reduced expenses due to purchase accounting	(9.9)	(10.5)	(10.5)
Adjusted EBITDA	$309.5	$255.4	$189.1
Revenue	$815.9	$777.6	$573.0
Adjusted EBITDA margin	37.9%	32.8%	33.0%